EXHIBIT 5.1

August 5, 2011

Board of Directors

Energen Corporation

605 Richard Arrington Jr. Blvd. N

Birmingham, AL 35203-2707

RE:	Energen Corporation Offering of 4.625% Senior Notes due 2021

Ladies and Gentlemen:

In our capacity as counsel for Energen Corporation, an Alabama corporation (the “Company”), we have examined the Registration Statement on Form S-3 (File No. 333-155177) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated November 7, 2008, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a final prospectus supplement dated August 2, 2011, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”) with respect to the proposed offering by the Company of $400,000,000 aggregate principal amount of its 4.625% Senior Notes due 2021 (the “Notes”). The Notes will be issued pursuant to an Indenture dated as of September 1, 1996 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”), as modified by an Officer’s Certificate of the Company, dated the date hereof (the “Officers’ Certificate”). All capitalized terms which are not defined herein shall have the meanings assigned to such terms in the Registration Statement.

For purposes of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(i)	The Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);

(ii)	Bylaws of the Company, as amended to date (the “Bylaws”);

(iii)	The Indenture, dated as of September 1, 1996, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended or supplemented in accordance with the terms thereof);

(iv)	The Officers’ Certificate;

(v)	The form of the Notes;

(vi)	The Registration Statement and exhibits thereto, including the Prospectus, in the form filed with the Commission;

(vii)	The Statement of Eligibility of the Trustee on Form T-1 for the Notes;

(viii)	The Underwriting Agreement by and among the Company and the underwriters named therein dated August 2, 2011 (the “Underwriting Agreement”);

Board of Directors

August 5, 2011

(ix)	Such records of the corporate proceedings of the Company and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(x)	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth below, we are of the opinion that when the Notes have been (I) duly executed and authenticated as specified in the Indenture, as modified by the Officer’s Certificate, (II) issued and sold as described in the Registration Statement and the Prospectus, and (III) delivered against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Notes will have been duly and validly authorized and issued, will be fully paid and non-assessable debt securities of the Company, and will constitute legal, valid and binding obligations of the Company in accordance with their terms.

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of the Notes:

(a) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies;

(b) the effectiveness of the Registration Statement and any amendments thereto will not have been terminated or rescinded;

(c) the Indenture and Notes will be duly and validly executed and delivered by the Trustee and will constitute the legal, valid and binding agreements of the Trustee; and

(d) in the case of the Indenture pursuant to which the Notes are to be issued, there shall have been no revisions or amendments to the terms or provisions contained therein which would affect any of the opinions rendered herein.

The opinion above is subject to (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

Our opinion is furnished solely with regard to the Registration Statement and Prospectus pursuant to Item 601(b)(5) of Regulation S-K, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Form 8-K dated August 5, 2011. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

                                         /s/ Bradley Arant Boult Cummings, LLP